Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Dynatronics Corporation and Subsidiary:

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 033-53524, as amended, and 333-69057) of our report dated September 29, 2014, with respect to the consolidated audited financial statements of Dynatronics Corporation and Subsidiary as of June 30, 2014 and for the year then ended.

/s/ Mantyla McReynolds, LLC

Salt Lake City, Utah
October 27, 2014